Karman Space & Defense

Insider Trading Policy and Policy Supplement

Exhibit 19.1

1.
Purpose

Karman Space & Defense (“Karman”) encourages ownership of its stock by all officers, directors and employees. Karman’s officers, directors, certain employees, certain consultants and certain stockholders (and their family members) are considered “Insiders.” Insiders are subject to insider trading laws that affect the sale and purchase of Karman’s stock. In conducting the business of Karman, Insiders may from time to time obtain material nonpublic information regarding Karman or other companies (“Karman Insiders”). Insiders may be sued civilly either by the Securities and Exchange Commission ("SEC") or by private litigants if they trade in securities while in possession of material nonpublic information concerning the issuer of the securities. They may also be charged with a criminal violation. In recent years, the SEC and United States Attorneys have aggressively investigated and prosecuted persons who engaged in insider trading or tipped others.

This Insider Trading Policy and the attached Supplement (collectively, this “Policy”) summarizes the insider trading rules and explains how Insiders can buy or sell stock so that they are in compliance with laws prohibiting insider-trading. This Policy also summarizes the consequences of violating insider trading laws.

You are responsible for ensuring that you and your family members comply with this Policy. Violations of this Policy are a serious matter. If you (or a family member) violate this Policy, you may be subject to civil and criminal charges. Your violation could also be grounds for dismissal with cause.

Any violations of this Policy must be reported immediately to Karman’s legal counsel, Director of Contracts or Ethics Helpline. Such violations may result in disciplinary action, including immediate termination of employment.

This Policy applies to: (i) all members of Karman’s Board of Directors; (ii) all members of Karman’s Executive Leadership Team; (iii) all Karman employees; (iv) other persons determined by Karman’s legal counsel or Director of Contracts (or the person that functions in these roles) to be subject to this Policy, such as contractors, consultants and other third parties who have access to Karman’s Material Nonpublic Information; and (v) family members who reside with the Karman Insider (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in the Karman Insider’s household, and any family members who do not live in the household but whose transactions in Karman Securities are directed by the Karman Insider or subject to the Karman Insider’s influence or control, such as parents or children who consult with the Karman Insider before they trade in

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securities (collectively referred to as “Family”).

This Policy does not apply to transactions in mutual funds that are invested in Karman Securities.

2.
Definitions

“Executive Leadership Team (“ELT”)”: The senior executive leaders of Karman comprised of Karman’s Chief Executive Officer, President, Chief Financial Officer, Chief Growth Officer, and Chief Operating Officer.

“Investor”: Analysts, analysts, broker-dealers, investors, fund managers and other financial market participants who may trade in or influence the trading of Karman securities.

“Karman Securities”: Includes shares of Karman’s or its subsidiaries’ common stock, preferred stock, or any other class of stock. Notes, debentures or other types of debt securities, warrants, rights, restricted stock units, stock options, and other convertible securities are also considered Karman securities, as are derivative securities that are not issued by Karman, such as exchange traded put or call options, or swaps relating to Karman securities.

Material Nonpublic Information: Information that is reasonably likely to be considered important to an Investor in making an investment decision regarding the purchase or sale of Karman Securities and which has not been publicly disclosed (e.g., by press release or SEC filing). Material Nonpublic Information can be positive or negative and may include any type of information that, if publicly disclosed, would likely have an effect on the market price of a security.

There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances.

Examples include:

•
Significant corporate events (e.g., pending or proposed mergers, acquisitions, joint ventures, changes in control)
•
Financial results, earnings forecasts, or restatements
•
Business plans, budgets, or major financial obligations
•
Product or service announcements of a significant nature
•
Major legal or regulatory developments
•
Significant personnel changes
•
Any other information that could impact investment decisions

Additional examples are contained in the Supplement.

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“Trading in Karman Securities”: Any transactions in Karman Securities, such as purchases and sales on the open market or exercising options (other than paying the exercise price in cash to obtain the stock underlying that option and holding that stock).

3.
General Policy Statements

Karman Insiders must not Trade in Karman Securities or the securities of other companies while in possession of Material Nonpublic Information about Karman or such other companies that was gained through such person’s work with Karman or other involvement with such other company. If a Karman Insider has Material Nonpublic information about Karman, the Karman Insider cannot Trade in Karman Securities until that information is publicly disclosed and the general public has had the opportunity to absorb the information.

Karman Insiders cannot engage in any of the following activities:

a)
Trading in Karman Securities while in possession of Material Nonpublic Information about Karman (subject to the limited exceptions described below);
b)
recommending to any person the purchase or sale of Karman securities while in possession of Material Nonpublic Information about Karman;
c)
disclosing Material Nonpublic Information about Karman to persons whose jobs do not require them to have that information;
d)
Trading in derivative securities of Karman (such as short sales, puts and calls) or otherwise engaging in transactions designed to hedge or offset any decrease in the market value of Karman equity securities;
e)
speculative Trading of Karman Securities (buying and selling shares on the open market within a six month period); or
f)
trading in securities of other companies, or tipping information about such companies, while in possession of Material Nonpublic Information about those companies that was gained through the Karman Insider’s work with Karman or other involvement with such other company.

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In addition, there are other key restrictions that must be followed with respect to Trading in Karman Securities, including:

a)
certain Karman Insiders who are designated “restricted insiders” must not trade in Karman Securities during the “blackout periods” before and after Karman’s financial results are publicly disclosed or during any “event-specific blackout”;
b)
all ELT members and members of the Karman Board of Directors must pre-clear all transactions in Karman Securities; and
c)
Board of Directors and ELT members must not pledge Karman Securities as collateral for loans (including depositing such Securities in margin accounts).
4.
Other Restrictions and Rules

Karman Insiders may learn Material Nonpublic Information because they have a “need to know” that information to perform their jobs. They may also indirectly learn Material Nonpublic Information at work by “putting two-and-two together,” overhearing colleagues, etc. Regardless of how the information is learned, the same restrictions on trading apply.

Information is not considered publicly disclosed if: (i) it is available only to Karman employees; (ii) it is only available to a select group of analysts, brokers and institutional investors, or (iii) at least one (1) day immediately after a press release or other public filing is made has not passed.

For purposes of this Policy and applicable securities laws, an Insider Trader should treat all transactions in Karman Securities by Family as if the transactions were for the Insider Trader’s own account.

Transactions by any entities the Insider Trader influences or controls, including any corporations, partnerships, or trusts (collectively, “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the Insider Trader’s own account.

5.
Trading by “Restricted Insiders”

Because certain persons are more likely to have access to Material Nonpublic Information about Karman, they are considered “restricted insiders” under this Policy. These restricted Karman Insiders include:

•
Members of Karman’s Board of Directors;
•
Executive Leadership Team members;

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•
Direct reports of ELT members, including executive assistants;
•
Employees who are at the Director level or higher;
•
Participants in the sales incentive programs;
•
Employees in the Investor Relations, Corporate Business Development,

Corporate Strategy, Corporate Secretary, Corporate Controller, Enterprise Risk and Audit, External Reporting, and Law functions; and

•
All other employees, consultants, contractors and advisors identified by Karman’s legal counsel or Karman’s Director of Contracts as restricted insiders under this Policy.

Karman Insiders will not be considered “restricted insiders” under this Policy once they no longer actively work for Karman (even though they may still be on Karman’s payroll) or otherwise do not fall into the above categories. However, Karman Insiders may never trade in Karman Securities while they are in possession of Material Nonpublic Information about Karman, whether or not they are currently employed by Karman or designated a restricted insider.

Blackout Periods

Restricted insiders are subject to the general rule on trading and therefore cannot Trade in Karman securities if they have Material Nonpublic information. In addition, to avoid even the appearance of impropriety, restricted insiders are not permitted to Trade in Karman Securities during any insider trading “blackout period.” These periods begin at the close of trading on the 15th day of the third month of any fiscal calendar quarter (March 15, June 15, September 15, December 15) and end one full trading day after the public release of quarterly or annual financial information by Karman.

Event-Specific Blackout

From time to time, an event may occur that is material to Karman and is known by only a few Karman Insiders. So long as the event remains Material Nonpublic Information, the persons designated by Karman’s legal counsel or Director of Contracts may not Trade Karman Securities (“event-specific blackout”). You will be specifically notified if you are subject to an event-specific blackout by either Karman’s legal counsel or Director of Contracts. The existence of an event-specific blackout will not be announced to Karman as a whole and should not be communicated to any other person. Even if you have not been designated as a person who should not trade due to an event-specific-blackout, you should not trade while aware of Material Nonpublic Information. Exceptions will not be granted during an event- specific

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blackout.

Restrictions Requiring Pre-Clearance of Transactions

Karman’s ELT Team members and members of the Board of Directors, including their Family, other members of such person’s household, and entities controlled by such person) are further restricted under the Policy because they are required to pre-clear all of their transactions in Karman Securities with the Karman’s legal counsel or Director of Contracts as required under Karman’s Pre-Clearance Procedures.

Clearance of a transaction does not constitute a recommendation by Karman or any of its employees or agents that Insider Traders should engage in the subject transaction and will only be valid for the time period indicated in the clearance. Karman’s legal counsel and Director of Contracts are under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. If a person seeks preclearance and permission to engage in the transaction is denied, then such person will refrain from initiating any transaction in Karman Securities and will not inform any other person of the restriction.

ELT members and members of the Board of Directors are also required to report transactions made pursuant to a pre-clearance to the Karman’s legal counsel or Director of Contracts not later than the end of the trading day on which the transaction occurs.

6.
Unauthorized Disclosure or “Tipping”

Insider Traders must not disclose Material Nonpublic Information to others by “tipping” that information. Tipping means the improper disclosure of Material Nonpublic Information about Karman or another company to any person, including Family or other relative, a friend, or other third party – whether or not that person trades in any securities on the basis of such information.

Karman Insiders may be liable for communicating or tipping Material Nonpublic Information to a third party (a “tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including a tippee who trades on Material Nonpublic Information tipped to them or individuals who trade on Material Nonpublic Information that has been misappropriated. A tippee inherits an Karman Insider’s duties and therefore are liable for trading on Material Nonpublic Information illegally tipped to them by a Karman Insider. Similarly, just as Karman Insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an insider.

Karman Insiders must avoid tipping directly, or indirectly by implication – for example, a meaningful wink. Tipping can also include: (a) instructing a third party to purchase or sell

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securities or derivative securities (defined below) on your behalf, or (b) advising or encouraging another person to trade in a security or derivative security while possessing Material Nonpublic Information.

To avoid tipping, Karman Insiders should comply with Karman’s policies with respect to the treatment of its confidential and proprietary information and disclose Material Nonpublic Information only to those with a “need to know.” Karman Insiders should be very careful not to discuss such information casually at work, at home or outside of the office.

8.
Trading in Other Companies’ Securities

Karman Insiders who learn Material Nonpublic Information about another company through their work at Karman are subject to the same restrictions against trading and tipping that apply to Karman Securities. For example, a Karman Insider who learns that another company is being considered for a major contract or a joint venture may not use that information to trade in that company's securities, if that information is Material Nonpublic Information.

Karman Insiders should take all necessary and required actions to protect the confidentiality of any such information if learned while performing work for Karman and use it only for Karman purposes.

9.
Trading in Derivative Securities or Engaging in Hedging Transactions Involving Karman securities

Some types of legal trading often appear to be based on the misuse of material nonpublic information. To avoid even an appearance of impropriety, Karman Insiders may not trade in derivative Securities of Karman or engage in hedging transactions involving Karman Securities.

The term “derivative securities” includes publicly traded options, short sales, puts, calls, covered calls, straddles, strips, or similar derivative securities.

The term “hedging transactions” includes pre-paid variable forwards, equity swaps, collars and exchange funds designed to hedge or offset any decrease in the market value of Karman Securities.

10.
Margin Accounts and Pledging Karman Securities

Karman Securities held in a margin account or pledged as collateral for a loan may be sold without the Karman Insider’s consent by the broker if the Karman Insider fails to meet a margin call or by the lender in foreclosure if there is a default on the loan. A margin or foreclosure sale that occurs when a Karman Insider is aware of Material Nonpublic Information may, under some circumstances, result in unlawful insider trading.

Because of this danger, (a) Karman Insiders should exercise caution in holding Karman

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Securities in a margin account or pledging Karman Securities as collateral for a loan, and (b) Karman’s ELT and members of the Board of Directors are prohibited from pledging Karman Securities as collateral for a loan or as specific covered collateral for a margin purchase.

11.
Short-Term and/or Speculative Trading

To avoid the appearance of improper trading, Karman Insiders should not engage in short-term and/or speculative Trading of Karman Securities – that is, the purchase and sale of securities on the open market within a six-month period. Karman’s ELT and members of the Board of Directors may never engage in any short-term speculation of Karman Securities.

12.
Short Sales

Short sales of Karman Securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in Karman’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve Karman’s performance. For these reasons, short sales of

Karman Securities are prohibited. In addition, Section 16(c) of the Exchange Act prohibits ELT members and members of the Board of Directors from engaging in short sales.

13.
Standing or Limit Orders

Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a Karman Insider is in possession of Material Nonpublic Information. Karman therefore discourages placing standing or limit orders on Karman Securities. If a person subject to this Policy determines that they must use a standing order or limit order, the order should be limited to short duration.

14.
Rule 10b5-1 Plans

Karman permits its members of the Board of Directors, ELT, and certain other employees to adopt written trading plans that comply with Rule 10b5-1 of the Exchange Act (“Rule 10b5-1 Plan”). A Rule 10b5-1 Plan must be approved by the Karman’s Director of Contracts or Chief Legal Officer and meet the requirements of Rule 10b5-1 of the Exchange Act and any guidelines issued by Karman for such plans, including the Karman 10b5-1 Trading Plan Program Guidelines.

15.
Post-Termination Transactions

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Insider Trading Policy and Policy Supplement

This Policy continues to apply to transactions in Karman Securities even after termination of a Karman Insider’s service to Karman. If an individual is in possession of Material Nonpublic Information when such individual’s service terminates, that individual may not Trade in Karman Securities until that information has become public or is no longer material. The pre-clearance procedures specified above, however, will cease to apply to transactions in Karman Securities upon the expiration of any blackout period, event-specific blackout, or other Karman-imposed trading restrictions applicable at the time of the termination of service.

16.
Policy Administration

Karman’s legal counsel and/or Karman’s Director of Contracts are responsible for the administration of this Policy. All determinations and interpretations by Karman’s legal counsel and/or Director of Contracts shall be final.

17.
Violations of Policy

Karman Insiders have an individual responsibility to comply with this Policy. Any action on the part of Karman, its legal counsel or Director of Contracts or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. An individual may, from time to time, have to forego a proposed Trade in Karman Securities even if the individual planned to make the transaction before learning of Material Nonpublic Information and even though the individual believes such individual may suffer an economic loss or forego anticipated profit by waiting. Personal financial emergency or other personal circumstances are not mitigating factors under securities laws and will not excuse a Karman Insider’s failure to comply with this Policy.

Supervisors who fail to take steps to prevent insider trading or tipping or who ignore it may also be liable under federal and state securities laws and subject to disciplinary action by Karman.

In addition, there are serious legal consequences to individuals who violate insider trading laws, including criminal and civil penalties, imprisonment, and disgorgement of any profits gained or losses avoided. An Insider Trader may also be found liable for improper securities trading by any tippee to whom the Insider Trader has disclosed Material Nonpublic Information, including if the Insider Trader has made recommendations or expressed opinions about securities trading on the basis of such Material Nonpublic Information.

Penalties for trading on or tipping Material Nonpublic Information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The SEC and United States Department of Justice have

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made the prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs under the federal securities laws include:

•
administrative sanctions;
•
securities industry self-regulatory organization sanctions;
•
civil injunctions;
•
damage awards to private plaintiffs;
•
disgorgement of all profits;
•
civil fines for the violator of up to three times the amount of profit gained or loss avoided;
•
civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of specific amount provided by law and adjusted for inflation or three times the amount of profit gained or loss avoided by the violator;
•
criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and
•
jail sentences of up to 20 years.

Insider trading violations are not limited to violations of the federal securities laws. Other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act, also may be violated in connection with insider trading.

The size of the transaction or the amount of profit received does not have to be significant to result in prosecution. Securities regulatory authorities, including the SEC, have the ability to monitor even the smallest trades. Further, transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from this Policy. The securities laws do not recognize any mitigating circumstances. Brokers and dealers are required by law to inform the SEC of any possible violations by people who may have Material Nonpublic information.

16.
Legal Effect on Karman.

This Policy is not intended to create obligations of Karman or the Board of Directors beyond those established by applicable laws or regulations and will be interpreted as such.

17.
Priority of Statutory or Regulatory Trading Restrictions

The trading prohibitions and restrictions set forth in this Policy will be superseded by any greater prohibitions or restrictions prescribed by U.S. federal, state, foreign or other applicable securities laws and regulations, or contractual restrictions on the sale of

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securities.

18.
Amendments

Karman reserves the right to amend this Policy at any time, for any reason, subject to applicable laws, rules and regulations.

Rev. #	Author	Rev. Date	Description
1	Susan Bridgman	2/12/24	Initial Release

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Insider Trading Policy and Policy Supplement

POLICY SUPPLEMENT FOR SPECIFIC APPLICATIONS FOR EMPLOYEE BENEFIT PLANS

1.
Restricted Stock, Restricted Stock Unit, and Performance-Based Restricted Stock Unit Awards.
•
This Policy does not apply to the vesting of restricted stock, restricted stock units, or performance- based restricted stock units issued under Karman plans (collectively, “restricted equity”) or the exercise of a tax withholding right pursuant to which you elect to have Karman withhold shares of stock to satisfy tax withholding requirements upon the vesting of any such restricted equity.
•
The Policy applies to any market sale of restricted equity after such shares have vested.
2.
Stock Options
•
An employee may have an option grant vest and (i) exercise that option without regard to this Policy if the employee pays the exercise price in cash to obtain the stock underlying that option and holds that stock or (ii) exercise a tax withholding right pursuant to which a person has elected to have Karman withhold shares subject to an option to satisfy tax withholding requirements.
•
This Policy covers the subsequent sale of stock received upon the exercise of a stock option.
•
In addition, if an employee conducts a "cashless exercise" to obtain the stock underlying the option (i.e., by selling some of the stock to pay for the purchase of the remaining stock, which is also referred to as a “sell to cover” or a “net exercise” transaction), such trade will be subject to this Policy.
3.
Employee Stock Purchase Plan (ESPP)
•
This Policy does not apply to the ongoing acquisition of stock through the ESPP as long as such purchases are outside the control of the employee. For example, if an employee enrolls in the plan as of March, an ongoing purchase several months later -- if made at the same contribution level that the employee elected in March -- would not be subject to this Policy.
•
However, this Policy applies without exception to the subsequent sale of any stock acquired through the ESPP.
4.
Dividend Reinvestment Plan

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Insider Trading Policy and Policy Supplement

•
This Policy does not apply to purchases of Karman Securities under any Karman dividend reinvestment plan resulting from your reinvestment of dividends paid on Karman securities, if any.
•
This Policy does apply, however, to voluntary purchases of Karman Securities resulting from additional contributions you choose to make to any Karman dividend reinvestment plan, and to your election to participate in such plan or increase in your level of participation in the plan. This Policy also applies to your sale of any Company Securities purchased pursuant to the plan.
5.
Other Similar Transactions
•
This Policy does not apply to any other purchase of Karman Securities from Karman or sales of Karman securities to Karman.

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POLICY SUPPLEMENT OF EXAMPLES OF CORPORATE EVENTS THAT COULD BE MATERIAL

The following list includes examples of corporate events that may be material depending on the circumstances. It is not an exclusive list and there may be other types of events that could be considered material to Karman. If unsure about whether information is Material Nonpublic Information, Insider Traders should contact Karman’s Director of Contracts for advice.

1.
Proposed or Pending Major Corporate Transactions, including to the extent material:
•
mergers, acquisitions, spin-offs or divestitures
•
joint ventures or partnerships
•
corporate restructuring
•
minority investments
2.
Unreleased Financial Information (Actual or Projected) about Karman, or One or More of its Lines of Business or Regions
•
any unreleased financial information (such as reported or non-GAAP revenue, EPS, operating income, cash flows, etc.), including any earnings announcements, forecasts, or corrections
•
any revenue, earnings or order information indicating a trend
•
data concerning the profitability of lines of business and/or products and services offered by Karman
3.
Acquisition or Loss of Major Contracts, including to the extent material
•
customer contract awards or cancellations
•
partner agreements or licenses
•
supplier contracts or suppliers' ability to perform
4.
Material Changes in Products or Services, including to the extent material
•
introduction of new products or services
•
discontinuance of old products or services
•
inventions or product developments
5.
Company-Wide Employment Issues, including to the extent material
•
changes to Karman executive officers or Board of Directors
•
employee matters
•
reductions in force, facility closings, geography consolidations or expansions, and/or business operation changes

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6.
Significant Changes in Financial Condition or Capital Structure
•
stock splits
•
new authorizations for the sale or purchase of Karman securities or sales/purchases outside the ordinary course of business
•
major financings, bank borrowings, or capital investment plans
•
extraordinary items for accounting purposes such as write-offs and restructuring charges
•
dividend actions (which includes decisions to pay/suspend a dividend)
7.
Litigation or Legal Developments, including to the extent material
•
lawsuits filed by or against Karman
•
settlements or other developments in litigation matters
•
government investigations
8.
Major Changes in Corporate Strategy, including to the extent material
•
discontinuance or addition of lines of business and/or geographic areas
•
research and development efforts
•
marketing plans
9.
Major Cybersecurity Vulnerabilities or Incident
•
A significant cybersecurity vulnerability and/or incident, such as, identified material security vulnerability in available products, a data breach, or any other significant disruption in Karman’ operations or loss, potential loss, breach or unauthorized access of its property or assets, whether at its facilities or through its information technology infrastructure